As filed with the Securities and Exchange Commission on November 7, 1996

                                                      Registration No. 333-02015
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ________________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                              ___________________

                              CYTOGEN CORPORATION
             (Exact name of registrant as specified in its charter)

   Delaware                            2835                     22-2322400
(State or other                  (Primary Standard            (IRS Employer
jurisdiction                        Industrial            Identification Number)
of incorporation                   Classification
or organization)                    Code Number)

  600 College Road East, CN 5308, Princeton, New Jersey 08540-5308, Telephone:
                                 (609) 987-8200
  (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

                               _________________

                             Mr. T. Jerome Madison
             Vice President, Chief Financial Officer and Secretary
                              Cytogen Corporation
  600 College Road East, CN 5308, Princeton, New Jersey 08540-5308, Telephone:
                                 (609) 987-8200
 (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

                               _________________

                                    Copy to:

                             James J. Marino, Esq.
                             Dechert Price & Rhoads
                    Princeton Pike Corporate Center, CN 5218
                        Princeton, New Jersey 08543-5218
                                 (609) 520-3200

                              ____________________


  Removal from Registration of Remaining Unsold Shares of Common Stock of the
                                  Registrant.

      REMOVAL FROM REGISTRATION OF REMAINING UNSOLD SHARES OF COMMON STOCK
                     -------------------------------------

          Cytogen Corporation (the "Registrant") by this Post-Effective Amendment No. 1 to its Registration Statement on Form S-3 (Registration No. 333-02015) removes from registration under the Securities Act of 1933, as amended, an aggregate of 2,376,765 shares of common stock, par value $.01 per share (the "Common Stock"), registered under this Registration Statement which remain unsold at the termination of the offering made pursuant thereto. The offering of Common Stock pursuant to the Registration Statement is being terminated by the Registrant effective at the close of business on November 7, 1996, as of which time the Registrant shall have completed the sale of an aggregate of 2,623,235 shares of the original 5,000,000 shares of Common Stock registered thereunder.

                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Princeton, State of New Jersey on the 7th day of November, 1996.

                              CYTOGEN CORPORATION

                              By: /s/ T. Jerome Madison
                                 ----------------------------------------
                                    T. Jerome Madison
                                    Vice President, Chief Financial Officer,
                                    Secretary and Agent For Service